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                                                                     EXHIBIT 1.2

DEED OF AMENDMENT OF THE ARTICLES OF ASSOCIATION

of:
New Skies Satellites N.V.,
with corporate seat in Amsterdam, the Netherlands

27 May 2004

AMSTERDAM
Tripolis
Burgerweeshulspad 301
P.O. Box 75084
1070 AB Amsterdam
The Netherlands
T +31 20 577 1771
F +31 20 577 1775

LONDON
2nd Floor, Triton Court
14 Finsbury Square
London EC2A 1BR
United Kingdom
T +44 20 7614 4920
F +44 20 7614 4941

NEW YORK
650 Fifth Avenue, 4th floor
New York, NY 10019-6108
United States
T +1 212 259 4100
F +1 212 259 4111

ROTTERDAM
Blaak 34
P.O. Box 2066
3000 CB Rotterdam
The Netherlands
T +31 10 240 6500
F +31 10 411 3548

THE HAGUE
Zuid-Hollandlaan 7
P.O. Box 90851
2509 LW The Hague
T +31 70 328 5328
F +31 70 328 5325

TRUE COPY AND UNOFFICIAL
TRANSLATION
kv/cwe

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                           AKTE VAN STATUTENWIJZIGING
                            NEW SKIES SATELLITES N.V.

Op zevenentwintig mei tweeduizendvier verschijnt voor mij, Professor Mr Martin van Olffen, nota ris met plaats van vestiging te Amsterdam: Mr Allard Reinar van der Veen, kandidaat-notaris, werkzaam ten kantore van de naamloze ven nootschap:
De Brauw Blackstone Westbroek N.V., statutair gevestigd te 's-Gravenhage, met adres: 2596 AL 's-Gravenhage, Zuid-Hollandlaan 7, in de vestiging te Amsterdam, geboren te Bergen (Noord-Holland) op zestien augustus negentienhonderddrieenzeventig. De comparant verklaart dat op dertien mej tweeduizendvier door de algemene vergadering van aandeelhouders van de naamloze vennootschap: NEW SKIES SATELLITES N.V., statutair gevestigd te Amsterdam en met adres: 2517 KR 's-Gravenhage, Rooseveltplantsoen 4, is besloten de statuten van die vennootschap te wijzigen en de comparant te machtigen deze akte te doen verlijden. Ter uitvoering van die besluiten verklaart de comparant in de statuten van de vennootschap de volgende wijziging aan te brengen:

Artikel 11 lid 1 komt te luiden als volgt:

11.1. De levering van aandelen op naam, de levering of beeindiging van een recht van vruchtgebruik op aandelen op naam, dan wel de vestiging of opheffing van een recht van vruchtgebruik of van een pandrecht op aandelen op naam dient te geschieden bij schriftelijke overeenkomst met inachtneming van het bepaalde in artikel 2:86, Burgerlijk Wetboek casu quo, indien van toepassing, artikel 2:86c, Burgerlijk Wetboek. Een levering van aandelen op naam waarvoor aandeelbewijzen zijn uitgegeven kan plaatsvinden in het geval de levering geschiedt door middel van de ondertekening van een door de vennootschap kosteloos te verstrekken onderhandse akte van levering van aandelen. De rechten verbonden aan een aandeel op naam mogen slechts worden uitgeoefend indien de Vennootschap partij is bij de transactie, of nadat:

      a.   de Vennootschap de levering heeft erkend, of

      b.   de akte aan de Vennootschap is betekend; of

      c. de Vennootschap op eigen initiatief de levering in haar aandelenregister heeft ingeschreven.

      voor elk geval overeenkomstig de betreffende wettelijke bepalingen.
De vereiste ministeriele verklaring van geen bezwaar is verleend op negentien mei tweeduizendvier, nummer N.V. 628.956.

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De ministeriele verklaring van geen bezwaar wordt aan deze akte gehecht. De in de aanhef van deze akte vermelde besluiten zijn de comparant uit eigen hoofde bekend aangezien hij op de bedoelde algemene vergadering van aandeelhouders aanwezig was. Waarvan deze akte in minuut wordt verleden te Amsterdam, op de datum in het hoofd van deze akte vermeld. Na mededeling van de zakelijke inhoud van de akte, het geven van een toelichting daarop en na de verklaring van de comparant van de inhoud van de akte te hebben kennisgenomen en daarmee in te stemmen, wordt deze akte onmiddellijk na voorlezing van die gedeelten van de akte, waarvan de wet voorlezing voorschrijft, door de comparant, die aan mij, notaris, bekend is, en mij, notaris, ondertekend. (get.): A.R. van der Veen, M. van Olffen.

[SEAL] Illegible               UITGEGEVEN VOOR AFSCHRIFT
                               door mij, Mr Maria Elena Asselbergs, kandi-daat-notaris, als waarnemer van Professor Mr
                               Martin van Olffen, notaris met plaats van ves-tiging te Amsterdam, op 1 juni 2004.

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                      UNOFFICIAL ENGLISH TRANSLATION OF THE
                DEED OF AMENDMENT OF THE ARTICLES OF ASSOCIATION
                            NEW SKIES SATELLITES N.V.

On the twenty-seventh day of May two thousand and four appears before me, Professor Martin van Olffen, notaris (civil-law notary) practising in Amsterdam:

Allard Reinar van der Veen, kandidaat-notaris (candidate civil-law notary), employed by De Brauw Blackstone Westbroek N.V., a limited liability company, with corporate seat in The Hague, with address at: 2596 AL The Hague, the Netherlands, Zuid-Hollandlaan 7, at the office in Amsterdam, born in Bergen (Noord-Holland) on the sixteenth day of August nineteen hundred and seventy-three.

The person appearing declares that on the thirteenth day of May two thousand and four the general meeting of shareholders of NEW SKIES SATELLITES N.V., a limited liability company, with corporate seat in Amsterdam and address at: 2517 KR The Hague, Rooseveltplantsoen 4, resolved to amend the articles of association of this company and to authorise the person appearing to execute this deed.

Pursuant to those resolutions the person appearing declares that he amends the company's articles of association as follows:

Article 11 paragraph 1 shall be amended:

11.1. The transfer of title to registered shares, the transfer of title to or a termination of a right of usufruct on registered shares, and the creation, vesting or release of a right of usufruct or of a right of pledge on registered shares shall be effected by way of a written instrument of transfer and in accordance with the provisions set forth in Section 2:86, or, as the case may be, Section 2:86c Civil Code. A transfer of registered shares for which share certificates have been issued can take place when the transfer is effected through the execution of a private deed of transfer that is distributed by the company without charge. The rights attached to any registered share may be exercised if the Company is a party to the transaction, or after:

      a.   the Company has acknowledged the transaction; or

      b.   the deed has been served on the Company; or

      c. the Company has entered the transaction in its shareholder register on its own initiative;

      in each case in accordance with the relevant provisions of law.

The required ministerial declaration of no-objection was granted on the nineteenth day of May two thousand and four, number N.V. 628.956.

The ministerial declaration of no-objection is attached to this deed. The adoption of the resolutions

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referred to in the head of this deed is known to the person appearing as he was present at the general meeting of shareholders referred to in the head of this deed.

In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.

Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that he has taken note of the contents of the deed and agrees with the same, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris.

(signed): A.R. van der Veen, M. van Olffen.